     As filed with the Securities and Exchange Commission on March 17, 2000
                                                       Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)

                                 -------------

          Delaware                                     77-0294597
 (State of Incorporation)                 (I.R.S. Employer Identification No.)


                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                    (Address of principal executive offices)


                           1997 EQUITY INCENTIVE PLAN
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                              TIMOTHY A. DREISBACH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 -------------

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                             CYDNEY S. POSNER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                 -------------

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
                                                   AMOUNT TO BE       OFFERING PRICE          AGGREGATE OFFERING       AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED            REGISTERED          PER SHARE(1)               PRICE(1)        REGISTRATION FEE
                                                   ------------    ----------------------     ------------------   -----------------
Shares of Common Stock, par value $.001 per          1,200,000     $29.95 - $104.00(1)(a)       $51,547,080.00         $13,608.43
share, subject to outstanding options granted
under the 1997 Equity Incentive Plan

Shares of Common Stock, par value $.001 per            158,000              $ 65.00(1)(b)       $   10,270,000         $ 2,711.28
share, reserved for future grant under the 1993
Non-Employee Directors Stock Option Plan

Shares of Common Stock, par value $.001 per             42,000              $ 81.00(1)(a)       $    3,402,000         $   898.13
share, subject to outstanding options granted
under the 1993 Non-Employee Directors Stock
Option Plan

Shares of Common Stock, par value $.001 per            200,000              $ 65.00(1)(b)       $   13,000,000         $ 3,432.00
share, reserved for future issuance under the
1991 Employee Stock Purchase Plan

Totals                                               1,600,000                                  $   78,219,080         $20,649.84

(1) (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Metricom, Inc. ("Registrant" or "Company") 1997 Equity Incentive Plan and 1993 Non-Employee Directors Stock Option Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on March 15, 2000 for shares available for grant pursuant to the 1993 Non-Employee Directors Stock Option Plan and shares available for issuance pursuant to the 1991 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the
    Act).
===============================================================================

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

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                  NOS. 33-47688, 33-63088, 33-81746, 33-95070,
                       333-32211, 333-09001 AND 333-62557


        The contents of Registration Statements on Form S-8 Nos. 33-47688, 33-63088, 33-81746, 33-95070, 333-32211, 333-09001 and 333-62557 filed with the
Securities and Exchange Commission on May 5, 1992, May 21, 1993, July 20, 1994, July 27, 1995, July 26, 1996, July 28, 1997 and August 31, 1998, respectively, are incorporated by reference herein with such modifications as are set forth below.

        Amendments to the 1997 Equity Incentive Plan (the "Incentive Plan"), 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and 1991 Employee Stock Purchase Plan (the "Purchase Plan") by the Board in September 1999, approved by the stockholders in October 1999, increased the number of shares of the Company's Common Stock authorized for issuance under the Incentive Plan from 1,075,000 shares to 2,275,000 shares, increased the number of shares of the Company's Common Stock authorized for issuance under the Directors' Plan from 375,000 shares to 575,000 shares and increased the number of shares of the Company's Common Stock available for issuance under the Purchase Plan from 550,000 shares to 750,000 shares.

                                    EXHIBITS

EXHIBIT
NUMBER
-------
5.1          Opinion of Cooley Godward LLP.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24           Power of Attorney is contained on the signature pages.

99.1         1997 Equity Incentive Plan, as amended through October 1999.

99.2         1993 Non-Employee Directors' Stock Option  Plan, as amended through October 1999.

99.3         1991 Employee Stock Purchase Plan, as amended through October 1999.


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

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on March 15, 2000.


                                            METRICOM, INC.



                                            By: /s/ James E. Wall
                                               ---------------------------------
                                                James E. Wall
                                                Title: Chief Financial Officer


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Dreisbach and James E. Wall, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                           DATE
---------                        -----                                           ----
/s/ Timothy A. Dreisbach         President, Chief Executive Officer              March 15, 2000
---------------------------      and Director (Principal Executive Officer)
  (Timothy A. Dreisbach)


/s/ James E. Wall                Chief Financial Officer (Principal              March 15, 2000
--------------------------       Financial and Accounting Officer)
  (James E. Wall)


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

/s/ Robert S. Cline              Director                                        March 15, 2000
--------------------------
  (Robert S. Cline)


/s/ Ralph Derrickson             Director                                        March 15, 2000
--------------------------
  (Ralph Derrickson)


/s/ Robert P. Dilworth           Director                                        March 15, 2000
--------------------------
  (Robert P. Dilworth)


/s/ Justin L. Jaschke            Director                                        March 15, 2000
--------------------------
  (Justin L. Jaschke)


/s/ David M. Moore               Director                                        March 15, 2000
--------------------------
  (David M. Moore)


/s/ William D. Savoy             Director                                        March 15, 2000
--------------------------
  (William D. Savoy)


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

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
5.1        Opinion of Cooley Godward LLP.
23.1       Consent of Arthur Andersen LLP.
23.2       Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.
24         Power of Attorney is contained on the signature pages.
99.1       1997 Equity Incentive Plan, as amended through October 1999.
99.2       1993 Non-Employee Directors' Stock Option Plan, as amended through October 1999.
99.3       1991 Employee Stock Purchase Plan, as amended through October 1999.


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